EXHIBIT INDEX

(d)(1) Investment Management Services Agreement between World Trust, on behalf of Emerging Markets Portfolio, World Growth Portfolio, World Income Portfolio and World Technologies Portfolio, and American Express Financial Corporation, dated December 1, 2002.

(q)(1) Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated November 13, 2002.

(q)(2) Officers' Power of Attorney, to sign Amendments to this Registration Statement, dated January 9, 2002.

(q)(3) Officers' Power of Attorney, to sign Amendments to this Registration Statement, dated September 18, 2002.